Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Crown Castle International Corp.

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-163843 and No. 333-181715) of Crown Castle International Corp. of our report dated June 24, 2013 relating to the financial statements of Crown Castle International Corp. 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June 24, 2014